Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of KWAC and Wentworth adjusted to give effect to the Business Combination, including the PIPE Financing. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023, combines the historical balance sheet of KWAC and the historical balance sheet of Wentworth on a pro forma basis as if the Business Combination had been consummated on December 31, 2023. The unaudited pro forma combined statement of operations for the year ended December 31, 2023 combines the historical statements of operations of KWAC and Wentworth for such period on a pro forma basis as if the Business Combination and the transaction contemplated by the merger Agreement summarized below, had been consummated on January 1, 2023, the beginning of the earliest period presented. The transactions contemplated by the Merger Agreement that are given pro forma effect include:

•	Wentworth Adjustments represent transaction that occurred at the closing of Business Combination that are required to be presented to illustrate the effects of the Business Combination of a Pro Forma basis including the following:

•	Payment of certain Class B Preferred Units

•	Transaction accounting adjustments represent adjustments that occurred in the connection with the Closing the Business Combination, including the following:

•	The reverse capitalization between Merger Sub and Wentworth;

•	All outstanding Transaction Expenses shall have been paid;

•	The Series A PIPE of 1,500,000 shares of Series A Redeemable Convertible Preferred Stock of Binah Capital Group, Inc. issued to purchasers in such Series A PIPE; and

•	The amount of shares outstanding of Binah Capital Group, Inc. Common Stock to be issued at the Closing shall not be less than the Minimum Wentworth Share Amount.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Upon the closing of the Business Combination, public shareholders were offered the opportunity to redeem all or a portion of such shareholder’s public shares for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. The unaudited condensed combined pro forma financial information reflects actual redemptions of 403,066 shares of KWAC’s Class A Ordinary Shares at approximately $13.15 per share, or $5.3 million in the aggregate.

The following summarizes the pro forma capitalization of the Company immediately after the Business Combination and related transactions:

KWAC’s public shareholders	79,957	0.5%

Sponsor(1)	3,028,999	18.7%

Wentworth Stockholders	13,100,000	80.8%
Pro Forma Common Stock (2)	16,208,956	100.0%

(1)	Includes 2,875,000 Founder Shares converted into New Binah Capital Group, Inc. Class A Common Stock, 270,000 Class B common stock converted into New Binah Capital Group, Inc. Class A Common Stock and 104,000 Class Common Stock help by the underwriter as compensation for services.

(2)	The pro forma capitalization excludes the following:

●	8,666,425 unexercised public warrants

●	6,481,550 unexercised Private Placement Warrants

●	1,100,000 shares of Binah Capital Group, Inc. common stock held in escrow (the “Escrowed Shares”). Escrowed Shares are eligible for release if the volume weighted average price (“VWAP”) of Binah Capital Group, Inc. common stock exceeds $12.000 for 20 trading days within any 30-day trading period during the four-year period following March 15, 2024 (the “VWAP Condition”) or else the Escrowed Shares are forfeited.

The Business Combination was accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, KWAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Wentworth issuing stock for the net assets of KWAC, accompanied by a recapitalization. The net assets of KWAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Wentworth.

Wentworth has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the no and maximum redemption scenarios:

•	Wentworth unit holders will have a relative majority of the voting power of Binah Capital Group, Inc.;

•	The Binah Capital Group, Inc. Board will have seven members, and Wentworth’s unit holders will have the ability to nominate the majority of the members of the Binah Capital Group, Inc. Board;

•	Wentworth’s senior management will comprise the senior management of Binah Capital Group, Inc. and be responsible for the day-to-day operations; and

•	The intended strategy and operations of Binah Captial Group, Inc. will continue Wentworth’s current strategy and operations.

Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Company following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

FOR THE YEAR ENDED DECEMBER 31, 2023

Assets:	WMS (Historical)	WMS Adjustments		WMS As Adjusted	KWAC (Historical)	KWAC Adjustments		KWAC As Adjusted	Transaction Accounting Adjustments		Pro-Forma Combined (Assuming Maximum Redemptions)
Cash, cash equivalents and restricted cash	7,621	(2,609)	A	5,012	112	158	L	270	1,051	C	8,620
									14,400	D
									(1,518)	F
									(6,248)	G
									(3,445)	E
									(902)	M
Receivables
Commission receivable	8,220	-		8,220	-	-		-	-		8,220
Due from clearing broker	631	-		631	-	-		-	-		631
Other	1,587	-		1,587	-	-		-	-		1,587
Due from Sponsor for Trust Funding Account	-	-		-	138	(138)	L	-	-		-
Investments held in Trust Account	-	-		-	6,262	89	L	6,351	(1,051)	C	-
									(5,300)	K
Property and equipment, net	974	-		974	-	-		-	-		974
Right of use asset	4,332	-		4,332	-	-		-	-		4,332
Intangible assets, net	1,580	-		1,580	-	-		-	-		1,580
Goodwill	39,839	-		39,839	-	-		-	-		39,839
Other assets	2,626	-		2,626	69	-		69	-		2,695

TOTAL ASSETS	67,410	(2,609)		64,801	$6,581	$109		$6,690	$(3,013)		$68,478

LIABILITIES AND MEMBERS' EQUITY

Liabilities:
Accounts payable, accrued expenses and other liabilities	9,082	-		9,082	3,542	-		3,542	(4,401)	G	8,223
Commissions payable	10,676	-		10,676	-	-		-	-		10,676
Operating lease liability	4,381	-		4,381	-	-		-	-		4,381
Redemptions payable	-	-		-	124	-		124	(124)	K	-
Convertible promissory note	-	-		-	1,646	-		1,646	(1,646)	B	-
Notes payable, net of unamortized debt issuance costs of $645,382	20,822	-		20,822	-	-		-	-		20,822
Promissory notes-affiliates	12,177	-		12,177	-	-		-	(6,864)	E	5,313
Due to members	5,169	-		5,169	-	-		-	(5,169)	M	-
Taxes payable	-	-		-	-	-		-	-		-
Excise and income taxes tax payable	-	-		-	15	-		15	-		15
Deferred underwriters' compensation	-	-		-	4,025	-		4,025	(4,025)	F	-
Warrant liability	-	-		-	1,584	-		1,584	-		1,584
Deferred income taxes	-	-		-	40	-		40	-		40

TOTAL LIABILITIES	62,307	-		62,307	10,976	-		10,976	(22,229)		51,054

Mezzanine Equity and Members’/Shareholders’ Equity(Deficit)
Class A Common Stock subject to redemption	-	-		-	5,926	65	L	5,991	(4,940)	K	-
Mezzanine Equity:				-					(1,051)
Redeemable preferred shares, $0.0001 par value, 2,000,000 shares authorized, 1,500,000	-	-		-				-
shares outstanding at December 31, 2023	-	-		-	-	-		-	14,400	D	14,400

Class A Common Units	12,299	-		12,299	-	-		-	(12,299)	I	-
Class B Preferred Units	2,609	(2,609)	A	-	-	-		-			-
Class A Common Stock	-	-		-	-	-		-	-	H	-
Class B Common Stock	-	-		-	-	-		-	-		-
Additional paid-in capital	8,886	-		8,886	-	-		-	1,051	H	26,318
									4,025	F
									(755)	G
									(8,886)	I
									131,000	I
									(109,815)	I
									1,500	CC
									1,750	B
									3,502	E
									(10,278)	J
									4,338	M
Accumulated deficit	(18,691)	-		(18,691)	(10,321)	43	L	(10,278)	10,278	J	(23,295)
									(104)	B
									(1,092)	G
									(1,518)	F
									(83)	E
									(71)	M
									(236)	K
									(1,500)	CC
TOTAL MEMBERS' EQUITY/STOCKHODLERS' DEFICIT	5,103	(2,609)		2,494	(10,321)	43		(10,278)	10,807		3,023

TOTAL LIABILITIES, MEZZANINE EQUITY AND MEMBERS'/SHAREHOLDERS' EQUITY(DEFICIT)	67,410	(2,609)		64,801	$6,581	$108		$6,689	$(3,013)		$68,477

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in thousands)	WMS (Historical)	KWAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Commissions	138,191	-	-		138,191
Advisory Fees	21,668	-	-		21,668
Interest and Other income	8,096	1,637	(61)	L, B	9,672

Total revenues	167,955	1,637	(61)		169,531

Expenses:
Commissions and fees	136,169	-	-		136,169
Employee compensation and benefits	13,385	-	1,500	CC	14,885
Rent and occupancy	1,189	-	-		1,189
Professional fees	4,709	2,388	1,092	G	8,189
Technology fees	2,457	-	-		2,457
Interest	5,119	-	154	M, E	5,273
Depreciation and amortization	1,216	-	-		1,216
Other	3,225	-	-		3,225

Total expenses	167,469	2,388	2,746		172,603

Income (loss) before provision/benefit for income taxes	486	(751)	(2,807)		(3,072)

Provision (benefit) for income taxes	(85)	33	52	DD	-

Net income (loss)	571	(784)	(2,859)		(3,072)

Basic and diluted weighted average shares outstanding Class A common stock, subject to redemption	-	498	-		-

Basic and diluted net income (loss) per share	-	$(0.64)	-		-

Basic and diluted weighted average shares outstanding Class A and B common stock, not subject to redemption	-	2,979	-		16,129

Basic and diluted net income (loss) per share	-	$(0.26)	-		$(0.19)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, KWAC was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Wentworth issuing stock for the net assets of KWAC, accompanied by a recapitalization. The net assets of KWAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Wentworth.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 assumes that the Business Combination occurred on December 31, 2023. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 gives pro forma effect to the Business Combination as if it had been completed on January 1, 2023. The period presented is on the basis of Wentworth as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 has been prepared using, and should be read in conjunction with, the following:

•	KWAC’s audited balance sheet as of December 31, 2023 and the related notes, included elsewhere in this proxy statement/ prospectus;

•	Wentworth’s audited consolidated balance sheet as of December 31, 2023 and the related notes, included elsewhere in this proxy statement/ prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 has been prepared using, and should be read in conjunction with, the following:

•	KWAC’s audited statement of operations for the year ended December 31, 2023 and the related notes, included elsewhere in this proxy statement/ prospectus; and

•	Wentworth’s audited statement of operations for the year ended December 31, 2023 and the related notes, included elsewhere in this proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that KWAC believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. KWAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of KWAC and Wentworth.

2. Accounting Policies

Upon consummation of the Business Combination, the Combined Company will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The pro forma condensed combined financial information does not include an income tax adjustment. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2023.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2023 are as follows:

A.	Represents the payment of Wentworth Class B Preferred at an amount of approximately $2.6 million.

B.	Represents the satisfaction of the KWAC promissory notes including any accrued interest to arrive at the Assumed Indebtedness amount per the Merger Agreement. In accordance with the Amended and Restated Promissory Note, the KWAC promissory notes was converted into the Class A common stock at the closing of the transaction.

C.	Reflects the reclassification of approximately $1.0 million of cash held in the Trust Account at the balance sheet date that became available at the closing of the Business Combination.

D.	Represents the proceeds from the sale of the Series A Redeemable Convertible Preferred Stock.

E.	Represents the repayment and restructuring of the Wentworth promissory notes.

F.	Represents the settlement of $4.025 million of deferred underwriters’ fees and the payment of the buy-side fees.

G.	Represents the transaction costs of $6.2 million, in addition to the deferred underwriting fees noted above, inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Business Combination and equity issuance costs that are capitalized into additional paid-in capital. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $6.2 million. Equity issuance costs of $0.755 million are offset to additional paid-in capital and the remaining balance is expensed through accumulated deficit. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 as discussed below. Includes amounts included in accounts payable, accrued expenses and other liabilities in the amount of $4.4 million.

H.	Reflects the reclassification of approximately $1.1 million of common stock subject to possible redemption to permanent equity.

I.	Represents recapitalization of Wentworth’s Units and the issuance of 13.10 million shares of Binah Capital Group, Inc. Common Stock to Wentworth Unitholders as consideration for the reverse recapitalization.

J.	Reflects the reclassification of KWAC’s historical accumulated deficit.

K.	Reflects the final redemption of approximately 0.4 million KWAC Public Shares for aggregate redemption payments of $5.3 million allocated to Common Stock and additional paid-in capital using par value $0.0001 per share and a redemption price of $13.15 per share. Additionally, reflects the redemption of

L.	Reflects trust activity subsequent to December 31, 2023 including the funding of the due from Sponsor for Trust Funding Account and additional trust deposits related to the extension by which the date Business Combination must be completed from February 24, 2024 to March 15, 2024. Additionally, reflects redemption of 11,026 Public Shares in connection with the extension by which the Business Combination must be completed from February 24, 2024 to March 15, 2024.

M.	Represents the repayment and restructuring of Wentworth’s Due to Members.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 are as follows:

CC.

Reflects the recognition of compensation expense related to the current independent directors of KWAC and the grant of Class A common stock to the independent directors. The stock was granted in October 2020 and November 2020 and the shares vest upon the consummation of the Business Combination. The stock was granted at fair value on the grant dates at $6.19 per share or an aggregate of $1.7 million for the 270,000 shares of Class A common stock. The aggregate amount paid for the acquired stock was approximately $0.2 million. The excess of fair value over the amount paid is approximately $1.5 million, which is reflected in the pro forma consolidated statement of operations for the for the year ended December 31, 2023.

DD.

The income tax expense impact of the transaction adjustments was determined by tax effecting the expected tax treatment of the individual elements of the transaction adjustments in the jurisdictions they are expected to be incurred in, at the estimated statutory tax rate in those jurisdictions. The tax adjustments could change based upon the Company’s final determination of the tax treatment of the individual items and the statutory tax rate in the jurisdictions where the fair values are expected to occur and/ or as a result of any changes in legislation prior to closing.

Excluding the impact of all Merger accounting, and transaction related costs related to the Merger, the underlying effective tax rate of the combined group for the year ended December 31, 2023, would have been 0.0% as a result of federal net operating loss carryovers of $4.4 million available to offset future taxable income indefinitely.

4. Earnings per Share

Represents the earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of Common Stock for the year ended December 31, 2023:

	For theYear Ended December 31, 2023
	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Pro forma net income (loss)	(3,072)	(3,072)

Pro forma weighted average shares outstanding of common stock	16,613	16,129

Net income (loss) per share (Basic and Diluted) attributable to common stockholders	$(0.18)	$(0.19)

Excludes KWAC’s 8,703,000 KWAC Public Warrants and 6,481,550 KWAC Private Placement Warrants from the computation of diluted net income (loss) per share attributable to common stockholders for the indicated because including them would have had an antidilutive effect.

The 8,703,000 of Public Warrants and the 6,481,550 Private Placement Warrants have an exercise price of $11.50 and not converted to Class A Common Stock at closing and therefore are anti-dilutive for the year ended December 31, 2023.